Exhibit 4(b)




                          CERTIFICATE OF AMENDMENT
                                   OF THE
                        ORGANIZATION CERTIFICATE OF
                    GENERAL ELECTRIC CAPITAL CORPORATION
                   UNDER SECTION 8005 OF THE BANKING LAW

     We, the undersigned, Gary C. Wendt and Burton J. Kloster, Jr., being respectively the Chairman and Chief Executive Officer and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

          1. The name of this corporation is General Electric Capital Corporation. The name under which the corporation was formed was General Electric Credit Corporation.

          2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"), and Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990 and the 6th day of December, 1990 (hereinafter collectively referred to as the "Certificates of Amendment"). The Restated Organization Certificate as amended by the Certificates of Amendment is hereinafter referred to as the "Organization Certificate".

          3. Paragraph Third of the Organization Certificate, which article relates to the capital stock of this corporation, is amended so as to (a) increase the number of authorized shares of Variable Cumulative Preferred Stock from 10,500 shares to 14,000 shares and (b) increase the maximum aggregate redemption price of all shares of all series of Variable Cumulative Preferred Stock from $1,550,000,000 to $1,900,000,000, by substituting in Paragraph Third in both places at which the words "Ten Thousand Five Hundred (10,500)" appear, the words "Fourteen Thousand (14,000)" and by substituting in Part A of Section Eight of Subparagraph (c) of Paragraph Third the words "One Billion Nine Hundred Million Dollars ($1,900,000,000)" in place of the words "One Billion Five Hundred Fifty Million Dollars ($1,550,000,000)".

          4. The foregoing amendments of Paragraph Third of the Organization Certificate were authorized by a resolution of the Board of


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                                                                          2

     Directors adopted at a meeting duly called and held on the 20th day of April, 1995 and by consent of the sole common stockholder of the corporation.

     IN WITNESS WHEREOF, this Certificate has been signed this 20th day of April, 1995.


                               /s/ Gary C. Wendt
                              --------------------------------------
                              Gary C. Wendt
                              Chairman and Chief Executive Officer



                               /s/ Burton J. Kloster, Jr.
                              --------------------------------------
                              Burton J. Kloster, Jr.
                              Secretary

STATE OF CONNECTICUT )
                     ) S.S.:
COUNTY OF FAIRFIELD  )

Gary C. Wendt and Burton J. Kloster, Jr., each being duly sworn, respectively deposes and says: that the said Gary C. Wendt is the Chairman and Chief Executive Officer and that the said Burton J. Kloster, Jr., is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Board of Directors adopted at a meeting duly called and held on the 20th day of April, 1995.



                               /s/ Gary C. Wendt
                              --------------------------------------
                              Gary C. Wendt
                              Chairman and Chief Executive Officer


                               /s/ Burton J. Kloster, Jr.
                              --------------------------------------
                              Burton J. Kloster, Jr.
                              Secretary


Subscribed and sworn to
before me this 20th
day of April, 1995


 /s/ Notary Public
- --------------------
 Notary Public